Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE IN RESPECT OF ASSUMPTION OF NOTES AND

SUBSIDIARY GUARANTEES

CENTENNIAL RESOURCE PRODUCTION, LLC

COLGATE ENERGY PARTNERS III, LLC

THE GUARANTOR PARTIES HERETO

and

COMPUTERSHARE TRUST COMPANY, N.A.,

AS TRUSTEE,

DATED AS OF SEPTEMBER 1, 2022

This First Supplemental Indenture, dated as of September 1, 2022 (this “Supplemental Indenture”), is among (a) Centennial Resource Production, LLC, a Delaware limited liability company (the “Company” or the “New Issuer”), (b) Colgate Energy Partners III, LLC, a Delaware limited liability company (the “Original Issuer”), (c) each of the entities listed on the signature pages hereto as “Existing Guarantors” (collectively, the “Existing Guarantors”), (d) each of the entities listed on the signature pages hereto as “New Guarantors” (collectively, the “New Guarantors” and together with the Existing Guarantors, the “Guarantors”) and (e) Computershare Trust Company, N.A., as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Original Issuer has heretofore executed and delivered to Wells Fargo Bank, National Association, as trustee (the “Former Trustee”), an indenture, dated as of January 27, 2021 (the “Indenture”), providing for the issuance of the Original Issuer’s 7.75% Senior Notes due 2026 (the “Notes”);

WHEREAS, pursuant to Section 7.09 of the Indenture, the Trustee acquired all or substantially all of the corporate trust business of the Former Trustee and became the successor Trustee under the Indenture;

WHEREAS, the New Issuer and the Original Issuer are party to that certain Business Combination Agreement, dated as of May 19, 2022 (the “Business Combination Agreement”), by and among the New Issuer, the Original Issuer, Centennial Resource Development, Inc., a Delaware corporation (“Parent”), and, solely for the limited purposes set for therein, Colgate Energy Partners III MidCo, LLC, a Delaware limited liability company, pursuant to which, among other things, the Original Issuer will merge with and into the New Issuer (the “Merger”), with the New Issuer surviving the Merger;

WHEREAS, Section 5.01(a) of the Indenture provides that, the Original Issuer may, among other things, merge with or into another Person if, among other things, (a) the Person formed by or surviving such merger (if other than the Original Issuer) is an entity organized or existing under the laws of the United States, (b) the Person formed by or surviving such merger (if other than the Original Issuer) assumes all the obligations of the Original Issuer under the Notes and the Indenture pursuant to a supplemental indenture, (c) immediately after such transaction, no Note Payment Default or Event of Default exists, (d) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis, certain financial tests will be met and (e) the Original Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger and such supplemental indenture, if any, do not violate the Indenture;

WHEREAS, Section 9.01(c) of the Indenture provides that, without the consent of any Holder of Notes, the Original Issuer, the Guarantors and the Trustee may amend or supplement the Indenture to provide for the assumption of the Original Issuer’s obligations to Holders of the Notes in the case of a merger of the Original Issuer;

WHEREAS, the parties hereto desire to enter into this Supplemental Indenture to evidence (a) the assumption by the New Issuer of all of the obligations of the Original Issuer under the Notes and the Indenture on the date hereof (the “Assumption”) and (b) in connection with the Assumption, the unconditional guarantee by the New Guarantors of all of the Original Issuer’s and the New Issuer’s obligations under the Notes and the Indenture;

WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee will sign any supplemental indenture authorized pursuant to Article 9 of the Indenture if the amendment or supplement does not adversely affect the rights, duties, liabilities, privileges, protections, benefits, indemnities or immunities of the Trustee; and

WHEREAS, each of the New Issuer, the Original Issuer and the Guarantors are duly authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Assumption of the Obligations

SECTION 2.1 Assumption of the Obligations. The New Issuer hereby agrees, as of the date hereof, to assume, to be bound by and to be liable, as a primary obligor and not as a guarantor or surety, with respect to any and all Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and all other obligations of the Original Issuer under the Indenture and the Notes as if it were the Original Issuer thereunder (so that from and after the date hereof, the provisions of the Indenture and the Notes referring to the Original Issuer (in each case, referred to as the “Company” therein) shall instead refer to the New Issuer).

ARTICLE III

Agreement to be Bound; Guarantee

SECTION 3.1 Agreement to be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 3.2 Guarantee. Each New Guarantor hereby, on a joint and several basis with all the Existing Guarantors, agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

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ARTICLE IV

Miscellaneous

SECTION 4.1 Notices. All notices and other communications to the New Issuer and/or the New Guarantors, as applicable, shall be given as provided in Section 12.02 of the Indenture.

SECTION 4.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 4.3 Governing Law.

(a) THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

(b) EACH OF THE NEW ISSUER, THE ORIGINAL ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY (AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.4 Severability Clause. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 4.6 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 4.7 Counterparts. The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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SECTION 4.8 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 4.9 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the New Issuer, the Original Issuer, and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be liable in connection therewith. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NEW ISSUER:

CENTENNIAL RESOURCE PRODUCTION, LLC, as the New Issuer

By:	/s/ George S. Glyphis
Name: George S. Glyphis
Title: Executive Vice President and Chief
Financial Officer

[Signature page to Supplemental Indenture]

EXISTING ISSUER:

COLGATE ENERGY PARTNERS III, LLC, as the Existing Issuer

By:	/s/ Robert Shannon
Name:	Robert Shannon
Title:	Vice President & Chief Accounting
Officer

[Signature Page to Supplemental Indenture]

NEW GUARANTORS:

CENTENNIAL RESOURCE DEVELOPMENT, INC., as a New Guarantor

By:	/s/ George S. Glyphis
Name: George S. Glyphis
Title: Executive Vice President and Chief
Financial Officer

ATLANTIC EXPLORATION, LLC, as a New Guarantor

By:	/s/ George S. Glyphis
Name: George S. Glyphis
Title: Executive Vice President and Chief
Financial Officer

CENTENNIAL RESOURCE MANAGEMENT, LLC, a New Guarantor

By:	/s/ George S. Glyphis
Name: George S. Glyphis
Title: Executive Vice President and Chief
Financial Officer

[Signature page to Supplemental Indenture]

HERMOSA RANCH, LLC, as a New Guarantor

By:	/s/ Robert Shannon
Name: Robert Shannon
Title: Vice President & Chief Accounting
Officer

CL ENERGY, LLC, as a New Guarantor

By:	/s/ Robert Shannon
Name: Robert Shannon
Title: Vice President & Chief Accounting Officer

[Signature page to Supplemental Indenture]

EXISTING GUARANTORS:

COLGATE RANCH, LLC, as an Existing
Guarantor

By:	/s/ Robert Shannon
Name: Robert Shannon
Title: Vice President & Chief Accounting Officer

TUSKER MIDSTREAM, LLC, as an Existing
Guarantor

By:	/s/ Robert Shannon
Name: Robert Shannon
Title: Vice President & Chief Accounting Officer

COLGATE ENERGY, LLC, as an Existing
Guarantor

By:	/s/ Robert Shannon
Name: Robert Shannon
Title: Vice President & Chief Accounting Officer

COLGATE ENERGY DEVELOPMENT, LLC, as
an Existing Guarantor

By:	/s/ Robert Shannon
Name: Robert Shannon
Title: Vice President & Chief Accounting

[Signature page to Supplemental Indenture]

COLGATE PRODUCTION, LLC, as an Existing
Guarantor

By:	/s/ Robert Shannon
Name: Robert Shannon
Title: Vice President & Chief Accounting
Officer

COLGATE II CORP, LLC, as an Existing
Guarantor

By:	/s/ Robert Shannon
	Name:	Robert Shannon
	Title:	Vice President & Chief Accounting
Officer

COLGATE OPERATING, LLC, as an Existing
Guarantor

By:	/s/ Robert Shannon
	Name:	Robert Shannon
	Title:	Vice President & Chief Accounting
Officer

COLGATE ROYALTIES, LP, as an Existing
Guarantor

By: Colgate II Corp, LLC, its general partner

By:	/s/ Robert Shannon
	Name:	Robert Shannon
	Title:	Vice President & Chief Accounting
Officer

[Signature page to Supplemental Indenture]

COLGATE MINERALS, LLC, as an Existing
Guarantor

By:	/s/ Robert Shannon
Name: Robert Shannon
Title: Vice President & Chief Accounting
Officer

TREE SHAKER MINERALS, LLC, as an Existing
Guarantor

By:	/s/ Robert Shannon
Name: Robert Shannon
	Title:	Vice President & Chief Accounting
Officer

[Signature page to Supplemental Indenture]

TRUSTEE:

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Erik R. Starkman
Name: Erik R. Starkman
Title: Assistant Vice President

[Signature page to Supplemental Indenture]